Exhibit 24.1
WESCO INTERNATIONAL, INC.
LIMITED POWER OF ATTORNEY
FOR CARRYOVER AND REGISTRATION OF SHARES UNDER WESCO INTERNATIONAL, INC. LONG-TERM INCENTIVE PLAN AS APPROVED BY RESOLUTION OF THE BOARD OF DIRECTORS ON FEBRUARY 16, 2011.
We, the undersigned officers and directors of WESCO International, Inc., hereby severally constitute and appoint Richard P. Heyse and Timothy A. Hibbard, and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, (i) the Registration Statement on Form S-8 relating to registration of 2,920,890 shares of the Company’s common stock under the WESCO International, Inc. 1999 Long-Term Incentive Plan, which are being carried over from the CDW Holding Corporation Stock Option Plan (the “Carryover Shares”), to be filed with the Securities and Exchange Commission and any and all subsequent amendments to said Registration Statement, (ii) the Supplemental Listing Application to be filed with the New York Stock Exchange with respect to such Carryover Shares; and (iii) generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable WESCO International, Inc., to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission and New York Stock Exchange, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact, or any of them, to said registration statement and any and all amendments thereto.

Signature	Title	Date

/s/ Roy W. Haley Roy W. Haley	Executive Chairman	February 16, 2011

/s/ Richard P. Heyse Richard P. Heyse	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 16, 2011

/s/ Sandra Beach Lin Sandra Beach Lin	Director	February 16, 2011

Signature	Title	Date

/s/ John J. Engel John J. Engel	President and Chief Executive Officer and Director (Principal Executive Officer)	February 16, 2011

/s/ George L. Miles George L. Miles	Director	February 16, 2011

/s/ John K. Morgan John K. Morgan	Director	February 16, 2011

/s/ Steven A Raymund Steven A Raymund	Director	February 16, 2011

/s/ James L. Singleton James L. Singleton	Director	February 16, 2011

/s/ Robert J, Tarr, Jr. Robert J, Tarr, Jr.	Director	February 16, 2011

/s/ Lynn M. Utter Lynn M. Utter	Director	February 16, 2011

/s/ Stephen Van Oss Stephen Van Oss	Senior Vice President and Chief Operating Officer and Director	February 16, 2011

/s/ William J. Vareschi William J. Vareschi	Director	February 16, 2011

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